FOR RELEASE ON: November 5, 2018

CONTACT:    Robert Cherry, VP - Business Development & Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces Third Quarter 2018 Financial Results

•	Strong Organic Sales Growth

•	Raised Midpoint of Annual EPS Guidance

•	Expecting Record Year for Net Sales and Diluted EPS

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported third quarter 2018 diluted earnings per share of $1.17, down 16% from the prior year. Third quarter 2018 adjusted diluted earnings per share* were $1.67, up 23% from the prior year.

Key financial results for the third quarter 2018 included:

•
Total net sales of $925.4 million increased 8.0% from the prior year and included a negative 0.9% impact from foreign currency, a negative 0.4% impact from the business to be exited**, and a positive 4.1% impact from acquisitions, net of divestitures. The result was a positive organic sales growth rate of 5.2%.

•	Income from operations was $69.4 million or 7.5% of net sales. Adjusted income from operations was $106.5 million or 11.6% of adjusted net sales.

•	Net cash provided by operating activities was $106.0 million and capital expenditures totaled $18.7 million, resulting in free cash flow of $87.3 million or 133.3% of adjusted net income.

Third quarter 2018 segment results versus the prior year third quarter included:

•
Commercial and Industrial Systems Segment net sales were $462.3 million, an increase of 13.3%. Acquisitions, net of divestitures had a positive impact of 8.5%. Foreign currency had a negative 1.3% impact. The result was a positive organic sales growth rate of 6.1% driven by strength in a number of end markets including distribution, power generation, oil & gas and commercial HVAC. Operating margin was 7.6%. Excluding $1.9 million in restructuring and related costs and $0.2 million in purchase accounting and transaction costs, adjusted operating margin was 8.1%.

•
Climate Solutions Segment net sales were $255.4 million, a decrease of 0.2%. The business to be exited had a negative 0.9% impact. Foreign currency had a negative 0.7% impact. The result was an organic sales growth rate of 1.4% driven by strength in North American residential HVAC and commercial refrigeration partially offset by weakness in international markets. Operating margin was 2.3%. Excluding impairment and exit related costs of $34.9 million, restructuring and related costs of $0.3 million, and operating income from the business to be exited of $0.3 million, adjusted operating margin was 16.7% of adjusted net sales.

•
Power Transmission Solutions Segment net sales were $207.7 million, an increase of 7.7%. Foreign currency had a negative 0.4% impact. The result was a positive organic sales growth rate of 8.1% driven by increased demand in oil & gas, distribution and material handling. Operating margin was 13.5%. Excluding restructuring and related costs of $0.1 million, adjusted operating margin was 13.6%.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

**The business to be exited is the residential hermetic motor components business referenced by the Company in its second quarter 2018 earnings release dated August 6, 2018.

“We had another strong quarter with organic sales up 5.2% and adjusted EPS up 23%,” said Regal Chairman and CEO Mark Gliebe. “We continue to drive operating margin improvement with strong volume, incremental price and manufacturing productivity, despite the commodity inflation and tariff headwinds.

2018 Outlook

“Through the first three quarters of 2018, organic sales were up nearly 6% and adjusted earnings per share were up 23%. As we enter the fourth quarter, we are pleased to see continued order strength in most end markets. We expect the benefits from our price actions will continue to offset commodity inflation and tariff headwinds. For the year, we are again increasing the midpoint of our 2018 adjusted diluted earnings per share guidance and narrowing the range to $5.85 to $5.95. We expect 2018 to be a record year in both sales and earnings,” continued Mr. Gliebe.

The Company forecasts 2018 GAAP diluted earnings per share of $5.11 to $5.21. The difference between the GAAP diluted earnings per share guidance and the adjusted diluted per share guidance relates to expected restructuring and related costs of $0.14 per share, purchase accounting and transaction costs of $0.10 per share, gain on sale of assets of $0.01 per share, CEO transition costs of $0.07 per share, net income from the business to be exited of $0.02 per share, provisional benefit of the new U.S. tax legislation of $0.15 per share, and impairment and exit related costs of $0.61 per share.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 AM CDT (10:00 AM EDT) on Monday, November 5, 2018. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors website: http://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or 1.412.317.6061 (international callers) and enter 2908615# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or 1.412.317.0088 (international callers), replay access code 10125335#. Both will be accessible until February 5, 2019.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. We create a better tomorrow by developing and responsibly producing energy-efficient products and systems.

Our Company is comprised of three business segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities worldwide. For more information, visit RegalBeloit.com.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “forecast,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative of these terms or other similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions business of Emerson Electric Co. (“PTS”) or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; our ability to develop new products based on technological innovation and marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; risks associated with global manufacturing; issues and costs arising from the integration of acquired companies and businesses including PTS and the timing and impact of purchase accounting adjustments; prolonged declines in oil and gas up stream capital spending; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, immigration and the like, and other external factors that we cannot control; product liability and other litigation, or claims by end users, government agencies or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; effects on earnings of any significant impairment of goodwill or intangible assets; losses from failures, breaches, attacks or disclosures involving our information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including but not limited to those described in “Item 1A-Risk Factors” of the Company’s Annual Report on Form 10-K filed on February 27, 2018 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Nine Months Ended
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Net Sales	$925.4	$856.9	$2,763.9	$2,539.6
Cost of Sales	682.8	630.0	2,039.0	1,874.4
Gross Profit	242.6	226.9	724.9	665.2
Operating Expenses	155.0	132.6	449.5	412.7
Goodwill Impairment	9.5	—	9.5	—
Asset Impairments	8.7	—	8.7	—
Total Operating Expenses	173.2	132.6	467.7	412.7
Income from Operations	69.4	94.3	257.2	252.5
Other Expenses, net	0.4	0.3	1.2	0.7
Interest Expense	13.7	13.5	40.9	42.6
Interest Income	1.0	0.7	1.8	2.7
Income before Taxes	56.3	81.2	216.9	211.9
Provision for Income Taxes	3.6	17.6	37.6	46.4
Net Income	52.7	63.6	179.3	165.5
Less: Net Income Attributable to Noncontrolling Interests	1.4	1.4	3.7	4.0
Net Income Attributable to Regal Beloit Corporation	$51.3	$62.2	$175.6	$161.5
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.18	$1.40	$4.01	$3.62
Assuming Dilution	$1.17	$1.39	$3.98	$3.59
Cash Dividends Declared Per Share	$0.28	$0.26	$0.82	$0.76
Weighted Average Number of Shares Outstanding:
Basic	43.4	44.4	43.8	44.7
Assuming Dilution	43.8	44.8	44.1	45.0

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Sep 29, 2018	Dec 30, 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$184.4	$139.6
Trade Receivables, less Allowances of $16.1 Million in 2018 and $11.3 Million in 2017	582.9	506.3
Inventories	791.0	757.1
Prepaid Expenses and Other Current Assets	171.6	171.4
Total Current Assets	1,729.9	1,574.4

Net Property, Plant, Equipment and Noncurrent Assets	2,871.4	2,813.8
Total Assets	$4,601.3	$4,388.2

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$415.3	$384.3
Other Accrued Expenses	245.8	226.5
Current Maturities of Debt	0.6	101.2
Total Current Liabilities	661.7	712.0

Long-Term Debt	1,278.3	1,039.9
Other Noncurrent Liabilities	301.8	281.6
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,332.5	2,325.5
Noncontrolling Interests	27.0	29.2
Total Equity	2,359.5	2,354.7
Total Liabilities and Equity	$4,601.3	$4,388.2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Nine Months Ended
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$52.7	$63.6	$179.3	$165.5
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	35.3	34.3	106.3	103.1
(Gain) Loss on Disposal of Assets, Net	1.1	(1.7)	3.5	(2.0)
Gain on Disposal of Businesses	—	—	—	(0.1)
Impairment and Exit Related Costs	34.9	—	34.9	—
Share-Based Compensation Expense	3.3	3.2	10.5	10.3
Exit of Business	—	—	—	3.9
Change in Operating Assets and Liabilities	(21.3)	(13.3)	(84.2)	(45.7)
Net Cash Provided by Operating Activities	106.0	86.1	250.3	235.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(18.7)	(15.3)	(59.2)	(49.0)
Net Sales of Investment Securities	—	—	0.5	—
Business Acquisitions, Net of Cash Acquired	—	—	(161.5)	—
Proceeds from Sale of Assets	4.0	4.6	4.4	5.9
Proceeds Received from Disposal of Businesses	—	0.6	—	1.1
Net Cash Used in Investing Activities	(14.7)	(10.1)	(215.8)	(42.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings (Repayments) Under Revolving Credit Facility	(168.3)	13.6	25.6	11.5
Net (Repayments) Borrowings from Short-Term Borrowings	0.1	(0.1)	(0.6)	—
Proceeds from Long-Term Debt	900.0	—	900.2	0.3
Repayments of Long-Term Debt	(786.2)	(100.1)	(786.3)	(212.2)
Dividends Paid to Shareholders	(12.2)	(11.7)	(35.1)	(33.1)
Payments of Contingent Consideration	—	—	—	(5.3)
Proceeds from the Exercise of Stock Options	—	—	—	0.4
Repurchase of Common Stock	(7.2)	(24.1)	(78.3)	(45.1)
Distributions to Noncontrolling Interest	(1.6)	(11.7)	(1.6)	(11.7)
Shares Surrendered for Taxes	(0.5)	(0.3)	(3.4)	(3.7)
Purchase of Subsidiary Shares from Noncontrolling Interest	(0.8)	—	(0.8)	—
Financing fees paid	(3.5)	—	(3.5)	—
Net Cash Provided By (Used In) Financing Activities	(80.2)	(134.4)	16.2	(298.9)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(2.3)	1.3	(5.9)	8.0
Net Increase (Decrease) in Cash and Cash Equivalents	8.8	(57.1)	44.8	(97.9)
Cash and Cash Equivalents at Beginning of Period	175.6	243.7	139.6	284.5
Cash and Cash Equivalents at End of Period	$184.4	$186.6	$184.4	$186.6

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Net Sales	$462.3	$408.0	$255.4	$256.0	$207.7	$192.9	$925.4	$856.9
Net Sales for Business to be Exited	—	—	(11.0)	(13.4)	—	—	(11.0)	(13.4)
Adjusted Net Sales*	462.3	408.0	244.4	242.6	207.7	192.9	914.4	843.5

GAAP Operating Margin	7.6%	7.2%	2.3%	15.3%	13.5%	13.3%	7.5%	11.0%
Adjusted Operating Margin*	8.1%	7.5%	16.7%	16.2%	13.6%	11.9%	11.6%	11.0%

Components of Net Sales:
Organic Sales Growth*	6.1%	4.0%	1.4%	2.8%	8.1%	12.8%	5.2%	5.5%
Acquisitions, Net of Divestitures	8.5%	—%	—%	—%	—%	—%	4.1%	—%
Business to be Exited	—%	—%	(0.9)%	(1.0)%	—%	—%	(0.4)%	(0.4)%
Foreign Currency Impact	(1.3)%	0.8%	(0.7)%	0.4%	(0.4)%	0.9%	(0.9)%	0.7%

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Nine Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Net Sales	$1,345.3	$1,196.6	$792.6	$774.2	$626.0	$568.8	$2,763.9	$2,539.6
Net Sales for Business to be Exited	—	—	(42.9)	(49.7)	—	—	(42.9)	(49.7)
Adjusted Net Sales*	1,345.3	1,196.6	749.7	724.5	626.0	568.8	2,721.0	2,489.9

GAAP Operating Margin	7.1%	6.3%	10.4%	14.3%	12.8%	11.6%	9.3%	9.9%
Adjusted Operating Margin*	7.7%	7.1%	15.7%	15.5%	12.8%	11.2%	11.1%	10.5%

Components of Net Sales:
Organic Sales Growth	5.8%	3.3%	3.3%	5.2%	9.1%	3.3%	5.8%	3.9%
Acquisitions, Net of Divestitures	5.4%	—%	—%	—%	—%	(1.6)%	2.6%	(0.4)%
Business to be Exited	—%	—%	(1.1)%	(1.2)%	—%	—%	(0.5)%	(0.3)%
Foreign Currency Impact	1.2%	(0.3)%	0.2%	—%	1.0%	(0.1)%	0.9%	(0.2)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating margin, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes and adjusted effective tax rate. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes and adjusted effective tax rate are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses ("acquisitions, net of divestitures") and excluding sales from the business to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Nine Months Ended
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
GAAP Diluted Earnings Per Share	$1.17	$1.39	$3.98	$3.59
Restructuring and Related Costs	0.03	0.03	0.09	0.20
Purchase Accounting and Transaction Costs	0.01	—	0.09	—
Provisional Benefit of the New US Tax Legislation	(0.15)	—	(0.15)	—
Gain on Sale of Assets	—	(0.05)	(0.01)	(0.06)
Net Income from Business to be Exited	—	(0.01)	(0.02)	(0.01)
Impairment and Exit Related Costs	0.61	—	0.61	—
Adjusted Diluted Earnings Per Share	$1.67	$1.36	$4.59	$3.72

ADJUSTED INCOME FROM OPERATIONS

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
GAAP Income from Operations	$35.3	$29.5	$6.0	$39.1	$28.1	$25.7	$69.4	$94.3
Restructuring and Related Costs	1.9	1.2	0.3	0.3	0.1	0.1	2.3	1.6
Purchase Accounting and Transaction Costs	0.2	—	—	—	—	—	0.2	—
Gain on Sale of Assets	—	(0.3)	—	—	—	(2.8)	—	(3.1)
Operating Income from Business to be Exited	—	—	(0.3)	(0.2)	—	—	(0.3)	(0.2)
Impairment and Exit Related Costs	—	—	34.9	—	—	—	34.9	—
Adjusted Income from Operations	$37.4	$30.4	$40.9	$39.2	$28.2	$23.0	$106.5	$92.6

GAAP Operating Margin %	7.6%	7.2%	2.3%	15.3%	13.5%	13.3%	7.5%	11.0%
Adjusted Operating Margin %	8.1%	7.5%	16.7%	16.2%	13.6%	11.9%	11.6%	11.0%

ADJUSTED INCOME FROM OPERATIONS

	Nine Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
GAAP Income from Operations	$94.9	$75.8	$82.3	$110.9	$80.0	$65.8	$257.2	$252.5
Restructuring and Related Costs	3.9	9.8	1.4	2.0	0.2	0.7	5.5	12.5
Purchase Accounting and Transaction Costs	5.3	—	—	—	—	—	5.3	—
Gain on Disposal of Business	—	—	—	—	—	(0.1)	—	(0.1)
Gain on Sale of Assets	(0.4)	(0.7)	—	—	—	(2.8)	(0.4)	(3.5)
Operating Income from Business to be Exited	—	—	(1.2)	(0.3)	—	—	(1.2)	(0.3)
Impairment and Exit Related Costs	—	—	34.9	—	—	—	34.9	—
Adjusted Income from Operations	$103.7	$84.9	$117.4	$112.6	$80.2	$63.6	$301.3	$261.1

GAAP Operating Margin %	7.1%	6.3%	10.4%	14.3%	12.8%	11.6%	9.3%	9.9%
Adjusted Operating Margin %	7.7%	7.1%	15.7%	15.5%	12.8%	11.2%	11.1%	10.5%

FREE CASH FLOW	Three Months Ended		Nine Months Ended
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Net Cash Provided by Operating Activities	$106.0	$86.1	$250.3	$235.0
Additions to Property Plant and Equipment	(18.7)	(15.3)	(59.2)	(49.0)
Free Cash Flow	$87.3	$70.8	$191.1	$186.0

GAAP Net Income Attributable to Regal Beloit Corporation	$51.3	$62.2	$175.6	$161.5
Goodwill Impairment	9.5	—	9.5	—
Asset Impairments	8.7	—	8.7	—
Tax Effect from Impairments	(4.0)	—	(4.0)	—
Adjusted Net Income Attributable to Regal Beloit Corporation [1]	$65.5	$62.2	$189.8	$161.5

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Beloit Corporation	133.3%	113.8%	100.7%	115.2%

[1] The Net Income Attributable to Regal Beloit Corporation is adjusted for goodwill and asset impairments related to the business to be exited and used in the Free Cash Flow Calculation.

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended		Nine Months Ended
	Sep 29, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Income before Taxes	$56.3	$81.2	$216.9	$211.9
Provision for Income Taxes	3.6	17.6	37.6	46.4
Effective Tax Rate	6.4%	21.7%	17.3%	21.9%

Income before Taxes	$56.3	$81.2	$216.9	$211.9
Impairment and Exit Related Costs	34.9	—	34.9	—
Adjusted Income before Taxes	$91.2	$81.2	$251.8	$211.9

Provision for Income Taxes	$3.6	$17.6	$37.6	$46.4
Tax Effect from Impairment and Exit Related Costs	8.2	—	8.2	—
Provisional Benefit of the New US Tax Legislation	6.6	—	6.6	—
Adjusted Provision for Income Taxes	$18.4	$17.6	$52.4	$46.4

Adjusted Effective Tax Rate	20.2%	21.7%	20.8%	21.9%

2018 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2018 Diluted EPS Annual Guidance	$5.11	$5.21
Restructuring and Related Costs	0.14	0.14
Purchase Accounting and Transaction Costs	0.10	0.10
Provisional Benefit of the New US Tax Legislation	(0.15)	(0.15)
Gain on Sale of Assets	(0.01)	(0.01)
Net Income from Business to be Exited	(0.02)	(0.02)
Impairment and Exit Related Costs	0.61	0.61
CEO Transition Costs	0.07	0.07
2018 Adjusted Diluted EPS Annual Guidance	$5.85	$5.95

ORGANIC SALES GROWTH	Three Months Ended
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Three Months Ended Sep 29, 2018	$462.3	$255.4	$207.7	$925.4
Net Sales from Business Acquired	(34.7)	—	—	(34.7)
Net Sales from Business to be Exited	—	(11.0)	—	(11.0)
Impact from Foreign Currency Exchange Rates	5.3	1.7	0.8	7.8
Organic Sales Three Months Ended Sep 29, 2018	$432.9	$246.1	$208.5	$887.5

Net Sales Three Months Ended Sep 30, 2017	$408.0	$256.0	$192.9	$856.9
Net Sales from Business to be Exited	—	(13.4)	—	(13.4)
Adjusted Net Sales Three Months Ended Sep 30, 2017	$408.0	$242.6	$192.9	$843.5

Three Months Ended Sep 29, 2018 Organic Sales Growth %	6.1%	1.4%	8.1%	5.2%
Three Months Ended Sep 29, 2018 Net Sales Growth %	13.3%	(0.2)%	7.7%	8.0%

ORGANIC SALES GROWTH	Nine Months Ended
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Nine Months Ended Sep 29, 2018	$1,345.3	$792.6	$626.0	$2,763.9
Net Sales from Business Acquired	(64.8)	—	—	(64.8)
Net Sales from Business to be Exited	—	(42.9)	—	(42.9)
Impact from Foreign Currency Exchange Rates	(14.4)	(1.3)	(5.5)	(21.2)
Organic Sales Nine Months Ended Sep 29, 2018	$1,266.1	$748.4	$620.5	$2,635.0

Net Sales Nine Months Ended Sep 30, 2017	$1,196.6	$774.2	$568.8	$2,539.6
Net Sales from Business to be Exited	—	(49.7)	—	(49.7)
Adjusted Net Sales Nine Months Ended Sep 30, 2017	$1,196.6	$724.5	$568.8	$2,489.9

Nine Months Ended Sep 29, 2018 Organic Sales Growth %	5.8%	3.3%	9.1%	5.8%
Nine Months Ended Sep 29, 2018 Net Sales Growth %	12.4%	2.4%	10.1%	8.8%